UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2011

Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2011, Alternate Energy Holdings, Inc. (the "Company") accepted the resignations, effectively immediately, of Mr. Leon Eliason and Mr. Gregory Kane from the Board of Directors of the Company. Mr. Eliason and Mr. Kane have each served on the Board of Directors of the Company since the Company’s inception in 2006.  Both Mr. Eliason and Mr. Kane resigned due to personal reasons and not over any disagreement with the Company’s Board of Directors or its management.

The Company intends to search for potential candidates to appoint as new directors of the Company to fill the vacancies created by Mr. Eliason’s and Mr. Kane’s resignations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC

Date: February 9, 2011	By:	/s/ Donald L. Gillispie
Donald L. Gillispie
President, Chief Executive Officer and Director